Exhibit 10 (ee)

INTERTAN, INC.

AMENDED AND RESTATED STOCK PURCHASE PROGRAM

(as of July 1, 2002)

I.

PURPOSE AND SCOPE

The InterTAN, Inc. Stock Purchase Program (the “Program”) provides employees and certain Joint Venture Managers of InterTAN, Inc. (“InterTAN”) and its Participating Affiliates (sometimes collectively called “Company”) an opportunity for convenient and regular personal investments in the common stock, $1.00 par value per share, of InterTAN, Inc. (“Stock”).

The Program enables eligible employees to invest in Stock through payroll deduction and enables eligible Joint Venture Managers to invest in Stock through a contribution of a percentage of sales of a Joint Venture Manager’s Store.

The Program provides for Company Contributions that are also invested in Stock.

II.

PARTICIPATION IN THE PROGRAM

A. ADOPTION	OF PROGRAM. InterTAN and each of its Participating Affiliates may adopt the Program for all or part of its employees as its Board of Directors or similar governing body may in its discretion approve.

B.	ELIGIBILITY. Subject to the provisions of Section XIX with respect to union-represented employees, all persons who are 18 years old or over and:

(1)
are employed by the Company at the manager level or higher upon a basis which contemplates more than 35 hours of employment per week on a continuous basis (“Continuous Full Time Service”) and have completed 18 months of Continuous Full Time Service at the store manager level or higher (such eligible employees being referred to as the “Manager Level Participants”); or

(2)
are employed by the Company and (A) were participating in the Program as of May 21, 2002, (B) have not withdrawn from or terminated participation in the Program, and (C) have not elected to participate in the InterTAN Group RSPP program (such eligible employees being referred to herein as the “Grandfathered Participants”); or

(3)
are Joint Venture Managers of the Company as of July 1, 2002 and (A) were either Joint Venture Managers participating in the Program as of May 31, 2002 or who became Joint Venture Managers between June 1,

2002 and June 30, 2002; and (B) have not withdrawn from or terminated participation in the Program (such eligible Joint Venture Managers being referred to herein as the “JV Participants”); or

(4)	are otherwise deemed to be eligible participants by the Program Administrators.

Participation in the Program shall be entirely voluntary and the election may be to participate through Employee Payroll Deductions or Sales Contributions, as applicable, under Section III. All eligible persons, pursuant to (1) – (4) above who elect to participate in the Program shall be referred to as “Participants.” To remain eligible for participation in the Program, an employee must continue to be an “Employee” engaged in Continuous Full Time Service for InterTAN or a Participating Affiliate, or, in the case of Grandfathered Participants, in employment which contemplates continued Qualifying Service. To remain eligible for participation in the Program, a JV Participant must continue to be a Joint Venture Manager for InterTAN or a Participating Affiliate.

C.	APPLICATION FOR PARTICIPATION. In order to become a Participant hereunder, each employee eligible to be a Manager Level Participant shall execute a written application wherein he shall evidence:

(1)	his intent to participate in the Program;

(2)	his consent for Payroll Deductions in accordance with Section III below; and

(3)	his acknowledgement and consent to pay the tax as resulting from the Company’s contribution under applicable tax provisions of the various countries in which individual participants may reside.

Once an employee has completed the necessary service for participation in the Program as a Manager Level Participant, he may file an application for participation at any time thereafter. His participation in the Program shall not become effective, however, until the start of the next pay period after the application is received by the Company.

Each existing Participant in the Program as of the date of the amendment and restatement (i.e., July 1, 2002) who meets the eligibility requirements set forth in Section II.B. shall automatically continue as a Participant without further action.

III.

INVESTMENT OPTIONS

A. RATE	OF PAYROLL DEDUCTION.

(1)
Manager Level Participants may elect to have payroll deductions withheld at the rate of 1, 2, 3, 4, 5, 6, 7, or 8 percent of Earnings (as defined in, Section XVIII), but not less than U.S. $10.00 per month (or the local country equivalent for a Participating Company), provided however, that the Program Administrator may from time to time, either generally with respect to all employees, or upon a selective basis with respect to employees of a particular subsidiary or affiliate, limit the authorized payroll deduction to a percentage less than 8% of Earnings, and upon the adoption of any such limitations, prompt notice thereof shall be given to affected Manager Level Participants.

(2)
Grandfathered Participants may elect to have payroll deductions withheld at a rate equal to or less than the percentage of Earnings (as defined in Section XVIII) such Grandfathered Participant had elected for payroll deductions as of May 21, 2002, but not less than U.S. $10.00 per month (or the local country equivalent for a Participating Company), provided however, that the Program Administrator may from time to time, either generally with respect to all employees, or upon a selective basis with respect to employees of a particular subsidiary or affiliate, limit the authorized payroll deduction to a percentage less than the percentage of Earnings being deducted by such Grandfathered Participant, and upon the adoption of any such limitations, prompt notice thereof shall be given to affected Grandfathered Participants.

(3)
JV Participants may elect to contribute a percentage of the sales (a “Sales Contribution”) of such JV Participant’s Store at a rate equal to or less than the percentage of sales such JV Participant had elected to contribute as of May 31, 2002 or at which rate was chosen by a JV Participant in the case of persons who became JV Participants between June 1, 2002 and June 30, 2002 (either 0.25% or 0.50% of sales), provided however, that the Program Administrator may from time to time, either generally with respect to all JV Participants, or upon a selective basis with respect to certain classes of JV Participants, limit the authorized contribution level to a percentage less than 0.25% of sales, and upon the adoption of any such limitations, prompt notice thereof shall be given to affected JV Participants.

(4)
Participants who are employees shall designate their rate of payroll deduction by means of a signed payroll deduction authorization form. The initial rate of deduction authorized by the Participant shall become effective with the first day of the pay period following the date on which the authorization is received by his payroll department. The initial authorization shall continue in effect, notwithstanding any change in Participant’s earnings, until the Participant authorizes a change in his rate of deduction, as provided in Section III.B. below, or until the Participant becomes ineligible for the Program. Deductions made subject to such authorization are called “Employee Payroll Deductions”. A Participant’s percentage rate of Payroll Deduction may not be changed without his express consent. JV Participants shall designate their rate of participation in a manner that is acceptable to the Program Administrators.

B.	CHANGES IN RATE OF DEDUCTIONS. Without withdrawing from the Program, a Participant may at any time by written notice to his payroll department:

(1)	In the case of employees, suspend Employee Payroll Deductions effective with the first day of the pay period following the date on which the notice is received by his payroll department. The suspension shall be for a period of six (6) months, after which the deductions will automatically be resumed. A Participant may have only one six-month suspension in any twelve (12) month period. During the six-month suspension, the Participant shall receive no credit for “Participation in the Program” as that term is used in Section IV.B.1.

(2)	In the case of Manager Level Participants, increase or reduce the percentage rate of Employee Payroll Deduction, effective with the first payroll period in the month following receipt of notice.

(3)
In the case of Grandfathered Participants, reduce the percentage rate of Employee Payroll Deduction, effective with the first payroll period in the month following receipt of notice; provided that once the percentage rate of Employee Payroll Deduction is reduced, it may not subsequently be increased.

(4)
In the case of JV Participants, reduce the percentage rate of Sales Contributions, effective the first day of the month following receipt of notice; provided that once the percentage rate of Sales Contributions is reduced, it may not subsequently be increased.

C.
PROCEDURE.    Change in the percentage rate of Employee Payroll Deduction shall be made by signing a new payroll deduction authorization on a form authorized by Program Administrators. In the case of JV Participants, a reduction in the percentage rate of Sales Contributions shall be made in a manner acceptable to the Program Administrators.

IV.

CREDITS TO PARTICIPANTS

As of the end of each calendar month, the following credits shall be made to each Participant’s account:

A.
EMPLOYEE PAYROLL DEDUCTION AND SALES CONTRIBUTIONS.    The amount of Employee Payroll Deduction withheld or Sales Contributions made during such month shall be credited to each Participant’s account, as applicable.

B.
COMPANY CONTRIBUTION.    A monthly amount (the “Company Contribution”) calculated as set forth below, shall be credited to each Participant’s account; provided however, that such contribution will not be made for the partial month in which a Participant may withdraw from the Program.

In the case of Manager Level Participants, the Company Contribution shall be equal to 100% of each Employee Payroll Deduction withheld during such month.

In the case of Grandfathered Participants, the amount of the Company Contribution shall be determined on the basis of each payroll period by multiplying the following appropriate percentage times each Employee Payroll Deduction:

Period of Continuous Participation in the Program	Amount of Company’s Matching Contribution
One (1) Day through Three (3) Years	Forty Percent (40%)
Over Three (3) Years through Five (5) Years	Sixty Percent (60%)
Over Five (5) Years	Eighty Percent (80%)

In the case of JV Participants, the amount of the Company Contribution shall be determined by multiplying the following appropriate percentage times the amount of Sales Contributions made by such JV Participant during the month:

Period of Continuous Participation in the Program	Amount of Company’s Matching Contribution
One (1) Day through Three (3) Years	Forty Percent (40%)
Over Three (3) Years through Five (5) Years	Sixty Percent (60%)
Over Five (5) Years	Eighty Percent (80%)

C.
APPLICATION OF MONTHLY CREDITS.    The Employee Payroll Deduction, Sales Contributions and Company Contributions are to be applied to the acquisition of Stock monthly and shall be credited to the Participant’s account as Stock and as Fractional Shares (as defined in Section XVIII) on the basis of a price (the “Stock Price”) equal to the average of the closing prices of the Stock on the New York Stock Exchange for each trading day in the month for which such credits are made.

D.	DIVIDEND INCOME ON STOCK.

(1)
All cash dividends shall be paid to each Participant on all the Stock and Fractional Shares to the credit of the Participant on the record date designated by InterTAN for such dividend, as soon as possible.

(2)
All rights and warrants for a whole share of Stock shall also be distributed to each Participant as soon as possible. All rights and warrants for less than a full share of Stock shall be sold and the net proceeds paid to the Participant as soon as possible.

E.
STOCK SPLIT.    Any Stock issuable by InterTAN during such month as a stock dividend or stock split-up shall be credited to each Participant’s account (in an amount per share equal to any per share dividend actually paid by InterTAN during such month on its shares of Stock outstanding as of the record date) on the Stock and Fractional Shares to the credit of the Participant on the distribution date designated by InterTAN for such dividend or split.

V.

TRANSFERS TO INTERTAN

A.
EMPLOYEE PAYROLL DEDUCTIONS.    Each Participating Company shall transfer to InterTAN the Employee Payroll Deduction or Sales Contributions of each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deduction is withheld or such Sales Contribution made.

B.
COMPANY CONTRIBUTIONS.    Each Participating Company shall transfer to InterTAN the Company Contribution for each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deduction is withheld or such Sales Contribution made.

VI.

INVESTMENT

A.	STOCK.

(1)	Any Stock required for the purposes of the Program may be treasury shares or original issue shares.

(2)
Stock may be held by InterTAN, as custodian, at its discretion either in its name or in the name of one or more nominees. Stock may be purchased in an open market transaction by InterTAN as of the end of each calendar month with respect to which the Stock is required by the Program, and sold by InterTAN, at the Stock Price determined for such month.

B.
OTHER INTEREST AND INCOME.    Except as herein expressly provided, no interest or other income will be paid or credited on account of Employees’ Payroll Deductions, Sales Contributions, Company Contributions, or any other account payable or credited to Participants.

VII.

HOLDING PERIOD

A.
DURATION.    InterTAN shall retain for the Holding Period all Stock credited to each Participant under the Program. The holding period with respect to any Stock (the “Holding Period”) shall commence each successive July 1 and shall end on each successive June 30 (i.e., the Holding Period for Stock purchased in fiscal year 2003 would start July 1, 2002 and end June 30, 2003).

B.	DISTRIBUTION.

(1)
When made.    As promptly as practicable after the end of each Holding Period, which is anticipated to be no later than 60 days after the end of each Holding Period (or such other date as InterTAN may determine), InterTAN shall distribute to the Participant the Stock then held by InterTAN which was credited to the Participant under the Program as of the year in which the applicable Holding Period began, except that any Fractional Share of Stock shall be retained by InterTAN and carried forward to the credit of the Participant.

(2)
Fractional Shares.    In lieu of retaining a prior year’s Fractional Share, InterTAN may, at its election, distribute to the Participant the value of any Fractional Share held for the account of a Participant who has no Payroll Deduction in effect. For such Fractional Share of Stock InterTAN shall pay Participant the pro rata Stock Price for the month preceding the date of the distribution.

VIII.

WITHDRAWALS AND PAYMENTS

A.
WITHDRAWALS.    The Program provides for a full withdrawal of a Participant’s account upon delivery of a written Notice of Withdrawal to the Program Administration Office, (279 Bayview Drive, Barrie, Ontario L4M 4W5) prior to termination of the Holding Period upon the Participant’s:

(1)	death;

(2)	termination of employment;

(3)	retirement at age 62 or older;

(4)	termination of service as a Joint Venture Manager;

(5)	in the case of Grandfathered Participants, election to participate in the InterTAN Group RRSP program; or

(6)	withdrawal in full from participation in the Program.

B.
PAYMENT IN STOCK.    The Participant will be paid the full balance of his account as follows: (i) a stock certificate representing the nearest whole number of shares of Stock; (ii) cash equal to the value of any Fractional Shares; and (iii) reimbursement of any uninvested cash held for his account, if the Participant delivers a written Notice of Withdrawal to the Program Administration Office or when the Participant’s account records in the Program Administration Office indicate that one of the above events of withdrawal has occurred.

C.
DETERMINATION OF AMOUNT OF PAYMENT.    The amount of payment in Stock and the amount of cash payment for Fractional Shares will be determined by the number of shares credited to the Participant’s account or the valuation of the Stock credited to the Participant’s account at the Stock Price, respectively:

(1)	for the calendar month preceding the receipt of the written Notice of Withdrawal by the Program Administration Office; or

(2)
in the absence of receipt by the Program Administration Office of a Notice of Withdrawal from the Participant, the calendar month in which one of the withdrawal events is recorded in the records of the Program Administration Office, regardless of the month such event occurred.

D.
RECIPIENT OF PAYMENT.    All withdrawal payments, including the delivery of any stock certificate, will be made to the Participant except withdrawal payments resulting from death of the Participant, in which event the payment will be made to the beneficiary designated by the Participant or as otherwise provided by the Program. In event of death of a Participant, the Participant’s beneficiary may act on behalf of the Participant. Payment to the Participant or his beneficiary shall be made as soon as practicable after the event permitting withdrawal.

E.
AUTOMATIC WITHDRAWAL.    If a Participant (who is not on an approved leave of absence, who has been temporarily laid off or who has not suspended his employee deductions hereunder) does not make an employee payroll contribution or Sales Contribution to the Program for two consecutive payroll periods, the Participant will be treated as having withdrawn from the Program. Upon withdrawal from the Program, Employee Payroll Deductions or Sales Contributions not yet credited to the Participant’s account as Stock will be paid over to him.

F.
REENTERING THE PROGRAM.    A Manager Level Participant continuing in employment may not reenroll in the Program until the expiration of a period of twelve (12) months after his withdrawal. A Grandfathered Participant or a JV Participant may not reenroll in the Program after withdrawal from the Program.

IX.

BENEFICIARY

A.
DESIGNATION OF BENEFICIARY.    Participants shall file with the Company a written designation of beneficiary designating who is to receive any Stock and any cash to the Participant’s credit under the Program in the event of his death prior to delivery to him of such Stock and cash.

B.
CHANGE OF BENEFICIARY.    A Participant may change his beneficiary designation at any time by written notice to the Program Administration Office. Such change shall take effect as of the date the Participant signed such written notice, whether or not Participant is living at the time of receipt of such notice by the Program Administration Office, but without prejudice to the Company on account of payments made before such receipts.

C.
PAYMENT OF BENEFICIARY.    Upon the death of a Participant and upon receipt of proof deemed adequate by the Company of the identity and existence at the Participant’s death of a beneficiary or beneficiaries validly designated by him under the Program, payment will be made to the beneficiary or beneficiaries in the manner and form as set forth in Section VIII hereof.

D.
ABSENCE OF BENEFICIARY.    In the absence of a beneficiary designated under the Program who is living at the time of Participants death, payment shall be made to the executor or Administrator of the estate of the Participant. If no executor or administrator has been appointed to the knowledge of the Company (or in the event such executor or administrator has been disqualified), payment may be made to such person or persons as the Company shall be satisfied is or are legally entitled thereto.

E.
INTEREST OF BENEFICIARY IN PROGRAM.    No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock, Fractional Share, or cash credited to the Participant under the Program.

X.

VOTING OF STOCKS

While Stock is held by InterTAN, as custodian, InterTAN will deliver to each Participant all notices of meetings, proxy statements, and other material distributed by InterTAN to its stockholders. The full shares of Stock in each Participant’s account will be voted in accordance with the Participant’s signed proxy instructions delivered to InterTAN; provided always that such number of full shares in such accounts are capable of being ascertained by InterTAN in advance of the record date established for meetings of stockholders.

XI.

ADMINISTRATION

A.
ADMINISTRATION BY INTERTAN.    The Program shall be administered by InterTAN through its President, Chief Financial Officer or such other person(s) as may be designated by InterTAN’s President or Chief Financial Officer from time to time, including an administrative committee duly appointed by the President or Chief Financial Officer (the “Program Administrators”).

B.
POWERS OF ADMINISTRATOR.    The powers of InterTAN (through the Program Administrators) with respect to the administration of this Program shall include, in addition to those conferred elsewhere in the Program, but shall not be limited to:

(1)	Authorizing delivery and payment of Stock and cash under the Program;

(2)	Making, amending and enforcing all appropriate rules and regulations for the administration of the Program;

(3)	Waiving eligibility requirements under the Program;

(4)
Making determinations regarding transitional eligibility (including, without limitation, eligibility for employees who become Joint Venture Managers or Grandfathered Participants who become Manager Level Participants after the date of this amendment and restatement); and

(5)	Deciding or resolving any and all questions as may arise in connection with the Program.

C.
AUTHORITY OF INTERTAN.    Any determination, decision or action of InterTAN concerning or with respect to any question arising out of or in connection with the construction, interpretation, administration and application of the Program and of its rules and regulations, shall lie within the absolute discretion of the Program Administrators and shall be final, conclusive and binding upon each Participating Company, each individual Participant and any and all persons claiming under or through any Participant.

D.	COSTS OF ADMINISTRATION. All costs of administration of the Program shall be paid by the Company.

XII.

PARTICIPATION BY AFFILIATED COMPANIES

The Program shall apply to any corporation a portion of whose voting stock is owned directly or indirectly by InterTAN, and any of its affiliates, if such company or corporation shall elect to participate and if, and so long as, such participation shall be approved by InterTAN. Any affiliate of InterTAN participating in this Program shall be a “Participating Company.” A Participating Company shall be bound by the terms of this document, as amended from time to time.

XIII.

NO WARRANTY OF SECURITY VALUES

Neither InterTAN nor any Participating Company, their respective officers, directors, employees, agents or servants, warrants or represents in any way that the value of Stock in which the Participant may have an interest will increase or will not decrease. Each Participant assumes all risk in connection with any changes in the value of the Stock to the extent he may have an interest therein.

XIV.

GENERAL PROVISIONS

A.
EXTENT OF CERTAIN RIGHTS OF PARTICIPANTS.    Participation in the Program by an employee shall not entitle any employee to be retained in the service of InterTAN or any Participating Company. The right and power of InterTAN and of each Participating Company to dismiss or discharge any employee is specifically reserved. Participation in the Program by a Joint Venture Manager shall not constitute employment of the Joint Venture Manager by InterTAN or any Participating Company nor shall it entitle any Joint Venture Manager to continue to serve as a Joint Venture Manager for InterTAN or any Participating Company. The right and power of InterTAN and of each Participating Company to terminate its relationship with the Joint Venture Manager is specifically reserved.

B.	LIMITATION OF PARTICIPANT’S RIGHTS. No Participant nor any person claiming under or through them shall have any right or interest under the Program that is not herein expressly granted.

C.
ASSIGNMENT.    No interest in any Stock or cash held under the Program prior to delivery to the Participant as hereinabove provided shall be assigned, alienated, pledged, or otherwise encumbered in whole or in part either directly, by operation of law or otherwise. If any attempt is made by a Participant to assign, alienate, pledge or otherwise encumber his interest in such Stock or cash prior to such delivery, for his debts, liabilities in tort or contract, or otherwise, then InterTAN (in its absolute discretion) may treat such attempt as an election by the Participant to withdraw from the Program and submit to any loss of rights as provided in the Program in the case of a withdrawal at the time of such attempt.

D.	QUARTERLY STATEMENT OF ACCOUNT. As soon as practicable after the end of each calendar quarter, each Participant shall be furnished with a statement of his account under the Program.

E.
REGISTRATION OF STOCK.    Each Participant shall, at such time as InterTAN may reasonably request, furnish written instructions for the registration of the Stock to be delivered under the Program upon completion of the Holding Period. Such Stock will be registered in his name alone or in his name and that of one such other adult person or persons as he may designate as joint tenants with right of survivorship, and not as tenants in common. Such instructions shall remain in effect until receipt by InterTAN of written instructions to change the registration previously authorized. In the absence of such written instructions, Stock to be delivered to a Participant will be registered in his name alone or in the event of his death prior to such delivery will be registered in the name of the person or persons entitled thereto.

F.	MISCELLANEOUS.

(1)
The Program Administrators may rely upon the authenticity of any information supplied to it by the Company in connection with the operation of the Program, and shall be fully protected in relying upon such information.

(2)
No individual administering or aiding in the administration of the Program shall have any liability except as provided in Section XIV.F.3. below. As a condition precedent to participation in the Program or the receipt of benefits hereunder, such liability if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant, such waiver and release to be conclusively evidenced by the act of participation or the acceptance of benefits hereunder.

(3)
No individual administering or aiding in the administration of the Program shall be liable except for his own acts or omissions and then only for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. As used herein, “individual administering or aiding in the administration of the Program” shall include any share owner, director, officer, employee or agent of the Company.

(4)	InterTAN may require compliance with any legal requirements it deems necessary as a condition for delivery of, or payment for, any Stock or cash to the credit of a Participant under the Program.

(5)
By a Participant’s act of participating in the Program or by the acceptance of any of the benefits thereunder, such Participant and any and all persons claiming under or through any such Participant shall thereby be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the application of the provisions of the Program.

(6)	Stock sold or transferred under the Program by InterTAN may be either shares of Stock issued from treasury or as an original issuance.

(7)
For the purposes of the Program, unless the contrary is clearly indicated by the context, the use of the masculine gender shall also include within its meaning the feminine, and the use of the singular shall also include within its meaning the plural and vice versa.

XV.

NOTICES AND COMMUNICATIONS

A.
TO PARTICIPANTS.    All notices, reports and other communications to a Participant under or in connection with the Program shall be deemed to have been duly given, made or delivered when received by the Participant, or (if mailed) when mailed with postage prepaid and addressed to the Participant at his address last appearing on the records of the Company.

B.
BY PARTICIPANTS.    All notices, instructions or other communications by a Participant to InterTAN under or in connection with the Program shall be duly given, made or delivered when received by the Corporate Secretary of InterTAN (279 Bayview Drive, Barrie, Ontario L4M 4W5) or when received in the form specified by InterTAN and at the location, or by the person, designated for receipt of such notice, instruction or other communication by InterTAN.

XVI.

AMENDMENT, SUSPENSION OR TERMINATION

A.
AUTHORITY TO AMEND, SUSPEND OR TERMINATE.    The Board of Directors of InterTAN may amend, suspend or terminate the Program at any time, or from time to time. Without limitation, such amendment may change,

(1)	the rates of Company Contributions, or

(2)	any other provisions of the Program.

B.	DELEGATION OF AUTHORITY. The Board of Directors of InterTAN may delegate to the Program Administrator the authority to amend any provision of this Program, provided such amendment,

(1)	is of an administrative nature, or

(2)	does not result in any material increase in the Company’s costs.

C.
AMENDMENTS.    No amendment, suspension or termination shall adversely affect any rights of a Participant to Stock, Fractional Shares, or cash to his credit under the Program as of the date of amendment, suspension or termination.

XVII.

APPLICABLE LAW

Any question concerning or in respect of the validity, construction, interpretation, administration and effect of the Program, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively and solely in accordance with the laws of the State of Delaware.

XVIII.

DEFINITIONS

For the purposes of the Program, unless some other meaning is clearly indicated by the context, the following definitions shall be applicable:

“Beneficiary” is defined in Section IX.

“Company” is defined in Section I and Section XII as “InterTAN” and “its participating affiliates.”

“Company Contribution” is defined in Section IV.B.

“Continuous Full Time Service” means the most recent period of uninterrupted employment as an employee of the Company when such employment consists of more than thirty-five (35) hours per week for more than five (5) months per year. The continuity of an employee’s service shall not be deemed to be broken during such period as the employee shall be:

(a)	on military leave, or

(b)	on other leave of absence authorized by the Company for sickness, disability, or other circumstances, granted in accordance with an established and uniformly applied Company policy; or

(c)	laid off in order to effect a temporary reduction in personnel, provided such employee shall be reemployed within three hundred sixty-five (365) days after such lay-off.

“Earnings” means the amount an employee is receiving as salary or wages from the Company, including

(a)	payments for overtime, vacation pay, night shift bonus, and any cost of living adjustment, including incentive compensation, other variable compensation or bonus, but excluding

(b)	living allowance, retainers, any special payments made for services performed outside his regular duties and any other special payments.

except to the extent that the inclusion of any item in (b) above is specifically approved by the Chief Executive Officer of InterTAN or by such employee or employees of the Company as he may authorize in writing.

Commissions shall be included as Earnings only to the extent determined by the Chief Executive Officer of InterTAN or by such employee or employees of the Company as he may authorize in writing.

“Continuous Full Time Service” is defined in Section II.B.1.

“Employee” means a regular employee of the Company receiving wages or salary, but shall not include any person compensated pursuant to a contract other than an employment contract with the Company under the terms of which compensation is paid on a regular fixed salary or wage basis. As used above, “Employee” shall also include, without limitation, any salesman who is a bona fide employee of the Company and recognized as such for social security/insurance purposes.

“Employee Payroll Deduction” is defined in Section III.A.

“Fractional Share” means an interest equivalent to and expressed as a fraction of a share of Stock determined by dividing that amount credited to the Participant to be applied to the purchase of Stock (but which is insufficient to acquire a full share of Stock) by the applicable Stock Price for the applicable month with respect to such credit.

“Grandfathered Participants” is defined in Section II.B.2.

“Holding Period” is defined in Section VII.A.

“JV Participants” is defined in Section II.B.3.

“Joint Venture Manager” means a party who manages a store pursuant to a Joint Venture Agreement with InterTAN or a Participating Affiliate.

“Manager Level Participants” is defined in Section II.B.1.

“Officers” as used in Section II mean the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, and such other employees as the Board of Directors has elected as officers of InterTAN.

“Participant” is defined in Section II.B.

“Participating Companies” or “Participating Affiliates” are the same and are defined in Section XII.

“Program” is defined in Section I.

“Program Administrators” is defined in Section XI.A.

“Qualifying Service” means the completion of uninterrupted employment of 1,000 hours of employment in any twelve (12) month period.

“Sales Contribution” is defined in Section III.A.3.

“Stock” is defined in Section I.

“Stock Price” is defined in Section IV.B.3.

“InterTAN” is defined as InterTAN, Inc., a Delaware corporation.

XIX.

EFFECTIVE DATE

A.
The terms of the Program, as amended and restated, shall become effective as of July 1, 2002, but only upon approvals, rulings and orders (satisfactory to InterTAN and, to the extent deemed by InterTAN to be necessary or desirable) by the appropriate governmental authorities with respect to the Program and any action contemplated under the Program.

B.
Notwithstanding the provisions of Section II and Paragraph A of this Section, employees who are represented by a union (as determined by the required certification process of the jurisdiction in which the employees are employed) or the provisions of any local labor law of a country in which the Company operates shall become eligible to participate in the Program .

(a)	only after the Company and such union shall have entered into a written agreement to the effect that the Program shall be offered to the employees so represented, and

(b)	only in accordance with any conditions or requirements contained in such agreement.